EXHIBIT 21.1

SEITEL, INC.

LIST OF SUBSIDIARIES OF THE REGISTRANT

        NAME OF SUBSIDIARY

INCORPORATED IN

100% OWNED BY
*	African Geophysical, Inc. ...............................	Cayman Islands...............	Seitel Geophysical, Inc.
*	Datatel, Inc. .................................................	Delaware.........................	Seitel Data Corp.
	DDD Energy, Inc. ..........................................	Delaware.........................	Seitel, Inc.
	Matrix Geophysical, Inc. ................................	Delaware.........................	Seitel, Inc.
*	N360X, L.L.C.................................................	Texas.............................	Seitel Management, Inc.
	Olympic Seismic Ltd. ....................................	Alberta, Canada...............	SEIC Holdings Ltd.
	SEIC, Inc......................................................	Delaware.........................	Seitel Canada Holdings, Inc.
	SEIC Business Trust......................................	Alberta, Canada...............	SEIC Holdings Ltd.
	SEIC Holdings Ltd.........................................	Alberta, Canada...............	SEIC Partners LP
	SEIC Partners Limited Partnership..................	Alberta, Canada LP..........	99.89%- Seitel Canada Holdings, Inc. (LP), .11%-SEIC, Inc. (GP)
	SEIC Trust Administration, Ltd. ......................	Alberta, Canada...............	SEIC Holdings Ltd.
	Seitel Canada Holdings, Inc. ..........................	Delaware.........................	Seitel, Inc.
	Seitel Data Corp. ..........................................	Delaware.........................	Seitel, Inc.
	Seitel Data, Ltd. ...........................................	Texas LP........................	99%-Seitel Data Corp. (LP), 1%-Seitel Delaware, Inc. (GP)
	Seitel Delaware, Inc. .....................................	Delaware.........................	Seitel, Inc.
*	Seitel Geophysical, Inc. ................................	Delaware.........................	Seitel, Inc.
	Seitel IP Holdings, LLC..................................	Delaware.........................	33%-Seitel Solutions Canada, Ltd., 33%-Seitel Solutions, Ltd., 34%-Seitel International, CV
	Seitel International, Inc. .................................	Cayman Islands...............	Seitel Data Corp.
	Seitel Management, Inc. ................................	Delaware.........................	Seitel, Inc.
	Seitel Offshore Corp. .....................................	Delaware.........................	Seitel Data Corp.
	Seitel Solutions Canada Ltd. ..........................	Alberta, Canada...............	Seitel Solutions, Inc.
	Seitel Solutions, Inc. .....................................	Delaware.........................	Seitel, Inc.
	Seitel Solutions, L.L.C. .................................	Delaware.........................	Seitel Solutions, Inc.
	Seitel Solutions, Ltd. .....................................	Texas LP........................	99%-Seitel Solutions, L.L.C. (LP), 1%-Seitel Solutions, Inc. (GP)
	Seitel Solutions Holdings, LLC .......................	Delaware.........................	Seitel Solutions, L.L.C.
	Seitel International, BV...................................	Netherlands.....................	Seitel International, CV
	Seitel International, CV...................................	Netherlands.....................	90%-SI Holdings, G.P., 10%-Seitel Solutions Holdings, LLC
	SI Holdings, G.P............................................	Delaware.........................	90%-Seitel Solutions, L.L.C., 10%-Seitel Solutions, Inc.
*	Vision Energy, Inc. .......................................	Delaware.........................	19%-Seitel, Inc.
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*	Dormant